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                                                                  July 25, 2000

AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104



                             AXA Financial, Inc.
                      Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special counsel to AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated), a Delaware corporation ("AXA Financial"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $480,000,000 in aggregate principal amount of senior debt securities of AXA Financial, (the "Senior Debt Securities") to be issued pursuant to a Senior Indenture (the "Senior Indenture") between AXA Financial and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Senior Trustee")

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the following opinion:
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          1. AXA Financial is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Senior Supplemental Indentures") to the Senior Indenture and
     (b) the Senior Debt Securities have been duly authorized by all necessary corporate action of AXA Financial and (ii) a Senior Supplemental Indenture has been duly executed and delivered by AXA Financial and the Senior Trustee and Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Senior Indenture and such Senior Supplemental Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of AXA Financial enforceable against AXA Financial in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

     We note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     Our opinion expressed above is limited to the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Base Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Debevoise & Plimpton